Exhibit 99.1

Aerpio Pharmaceuticals Announces Appointment of Michael Rogers as Chief Financial Officer

CINCINNATI—(BUSINESS WIRE) — Aerpio Pharmaceuticals, Inc. (OTCQB: ARPO), a biopharmaceutical company focused on advancing first-in-class treatments for ocular diseases, announced today that Michael Rogers has been appointed Chief Financial Officer effective as of November 15, 2017.

Mr. Rogers has more than 25 years of experience in the biopharmaceutical industry, serving as Chief Financial Officer (CFO) of five publicly-traded healthcare companies. He most recently served as CFO at Acorda Therapeutics, a biopharmaceutical company from 2013 until 2016. Prior to Acorda Therapeutics, he was the Executive Vice President and CFO of BG Medicine from 2009 to 2012. From 1999 to 2009, Mr. Rogers was the CFO of Indevus Pharmaceuticals until the company’s sale to Endo Pharmaceuticals. He also served as CFO at Advanced Health Corporation and Autoimmune. Prior to his roles as CFO, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves as Chairman of the Board of Directors of Keryx Pharmaceuticals and as a member of the Board of Directors for pSivida Corp.

“I’m very excited to join Aerpio and work with the existing management team to develop and commercialize first-in-class products which activate the Tie-2 pathway,” said Mr. Rogers. “Aerpio has created significant value through understanding the science behind the Tie-2 pathway. Our leading drug candidate, AKB-9778, represents an important target not only in ophthalmology, but in the pathogenesis of “leaky vasculature” which produces significant morbidity in patients with diabetes and other medical conditions.”

“Mr. Rogers’ strong background in both biotechnology and finance, as well as his numerous relationships within the investment community make him an excellent choice to lead our finance efforts,” stated Dr. Joseph Gardner, President and Founder of Aerpio Pharmaceuticals. “In addition to his financial background, Mr. Rogers adds significant management experience which will be critical as we progress our drug candidates.”

About Aerpio Pharmaceuticals

Aerpio Pharmaceuticals, Inc. is a biopharmaceutical company focused on advancing first-in-class treatments for ocular diseases. The Company’s lead compound, AKB-9778, is a small molecule activator of the Tie-2 pathway and is in clinical development for the treatment of non-proliferative diabetic retinopathy. For more information please visit www.aerpio.com.

Forward Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the future plans of the Company, the appointment of Mr. Rogers as the Company’s Chief Financial Officer, the development of the Company’s product candidates, including AKB-9778 for non-proliferative diabetic retinopathy or otherwise, and the therapeutic potential of the Company’s product candidates, including AKB-9778. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, the ability to raise the additional funding needed to continue to develop AKB-9778 or other product development plans, the inherent uncertainties associated with the FDA and drug development process, competition in the industry in which the Company operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov.

Contacts

Investor & Media:

Aerpio Pharmaceuticals, Inc.

Dhaval Desai

Vice President of Medical Affairs

ddesai@aerpio.com

Burns McClellan, on behalf of Aerpio Pharmaceuticals, Inc.

Media:

Justin Jackson

jjackson@burnsmc.com

Investors:

Ami Bavishi

abavishi@burnsmc.com